Exhibit (j) (iii) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Prospectus and under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information for the Federated Muni and Stock Advantage Fund in Post-Effective Amendment Number 74 to the Registration Statement (Form N-1A, No. 33-3164) of Federated Income Securities Trust, and to the incorporation by reference of our report dated December 18, 2007 on Federated Muni and Stock Advantage Fund included in the Annual Shareholder Report for the fiscal year ended October 31, 2007.




/s/ Ernst & Young LLP
ERNST & YOUNG LLP

Boston, Massachusetts
December 24, 2007